As filed with the Securities and Exchange Commission on March 29, 2018

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

RH

(Exact name of registrant as specified in its charter)

Delaware	45-3052669
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite K

Corte Madera, CA 94925

(415) 924-1005

(Address of principal executive offices)

Restoration Hardware Holdings, Inc. 2012 Stock Incentive Plan

(Full title of the Plan)

Karen Boone

President, Chief Financial and Administrative Officer

RH

15 Koch Road, Suite K

Corte Madera, CA 94925

(415) 924-1005

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Gavin B. Grover, Esq.

John. M. Rafferty, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105

(415) 268-7000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value per share:
—2012 Stock Incentive Plan	430,347 (2)	$78.13 (3)	$33,620,859.38	$4,185.80

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2012 Stock Incentive Plan (“2012 Stock Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Represents additional shares of common stock reserved for issuance under the 2012 Stock Plan.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low sale prices for the Common Stock on the New York Stock Exchange on March 23, 2018.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I is not filed as part of this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8. The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as required by Securities Act Rule 428(b)(1).

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by the Registrant relating to 430,347 shares of its common stock issuable to eligible service providers of the Registrant under the 2012 Stock Plan, which common stock is in addition to the following shares of the Registrant’s common stock registered under the Plan on the Form S-8 as follows: 2,749,001 shares on the Registrant’s Form S-8 filed on November 2, 2012 (Commission File No. 333-184716); 3,081,982 shares on the Registrant’s Form S-8 filed on September 16, 2013 (Commission File No. 333-191194); 782,495 shares on the Registrant’s Form S-8 filed on March 31, 2014 (Commission File No. 333-194898); 797,851 shares on the Registrant’s Form S-8 filed on March 27, 2015 (Commission File No. 333-203083); 811,666 shares on the Registrant’s Form S-8 filed on March 30, 2016 (Commission File No. 333-210483); and 816,573 shares on the Registrant’s Form S-8 filed on March 29, 2017 (Commission File No. 333-217011) (together, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

4.1*	Form of RH Common Stock Certificate.	10-K	001-35720	4.1	March 29, 2017

4.2*	2012 Stock Incentive Plan and related documents.	S-8	333-184716	4.3	November 2, 2012

4.3*	Form of 2012 Stock Incentive Plan and 2012 Stock Option Plan related documents, as amended and restated.	10-Q	001-35720	10.2	December 17, 2013

4.4*	Form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement under 2012 Stock Incentive Plan.	10-K	001-35720	10.17	March 31, 2014

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (see page II-4).

*	Incorporated by reference to exhibits previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corte Madera, State of California, on the 29th day of March, 2018.

RH

By:	/s/ Gary Friedman
Gary Friedman
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Gary Friedman and Karen Boone, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same Offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on March 29th, 2018.

/s/ Gary Friedman Gary Friedman Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	/s/ Karen Boone Karen Boone President, Chief Financial and Administrative Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Carlos Alberini Carlos Alberini Director	/s/ Keith Belling Keith Belling Director

/s/ Eri Chaya Eri Chaya Director	/s/ Mark Demilio Mark Demilio Director

/s/ Hilary Krane Hilary Krane Director	/s/ Katie Mitic Katie Mitic Director

/s/ Ali Rowghani Ali Rowghani Director	/s/ Leonard Schlesinger Leonard Schlesinger Director